Exhibit 10.10

                    MEMBER SERVICE PROVIDER SALES AND SERVICE
                        CREDIT CARD PROCESSING AGREEMENT

      THIS MEMBER SERVICE PROVIDER CREDIT CARD PROCESSING AGREEMENT (this "Agreement") is made and entered into this 28th day of January, 2000, by and among NOVA Information Systems, Inc., a Georgia corporation with its principal place of business at One Concourse Parkway, Suite 300, Atlanta, GA 30328 ("NOVA"), IMPERIAL BANK, a principal member of VISA U.S.A. Inc. and MasterCard International Incorporated and a bank chartered under the laws of the State of California with its business at 2015 Manhattan Beach Boulevard, Redondo Beach, CA 90278 ("Member"), and Integrated Merchant Services, Inc. with its principal place of business at 110 East Atlantic Avenue, 4th Floor, Delray Beach, Florida 33444 ("MSP").

      PURPOSE OF AGREEMENT: The purpose of this agreement is to set forth the terms and conditions under which MSP shall refer to NOVA and Member prospective merchants meeting the qualifications of NOVA and Member for the purpose of providing to such merchants credit card and debit card processing services, and to set forth the referral fees NOVA and Member shall, from time to time, pay to MSP for such referrals and other services, as described herein.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged and intending to be legally bound hereby, MSP, NOVA and Member agree as follows:

      1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            A. "Acceptable Merchant" shall mean a merchant who does not perform the services or sales described in the Prohibited Merchants section of Schedule A, and who is acceptable to NOVA and Member, as determined in their sole discretion, based upon a credit review of the merchant.

            B. "Assessment Fee" shall mean the fee that is collected from a Referred Merchant on behalf of the Credit Card issuer for a Transaction.

            C. "Cardholder" shall mean (i) the person in whose name a Credit Card has been issued, and shall also mean (ii) any person who possesses and uses a Credit Card and who purports to be the person in whose name the Credit Card was issued or whose signature appears on the Credit Card as an authorized user.

            D. "Cause" shall mean the occurrence of any one or more of the following: (i) any failure by MSP to comply in all material respects with the provisions of this Agreement; (ii) any material failure by MSP to follow the credit policies and procedures established by NOVA and Member from time to time,
                  (iii) any failure by MSP to comply with the Rules and all applicable laws and regulatory requirements, whether Federal or state, (iv) any intentional misrepresentation by an employee, officer or director of MSP in connection with the referral of a prospective merchant or an application by a prospective merchant for services


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

                  hereunder; (v) any failure by MSP to advise NOVA and Member of adverse or material changes in any Merchant's financial condition of which MSP becomes aware during the Merchant's association with NOVA and Member; (vi) the financial insolvency or bankruptcy of MSP; (vii) the occurrence of any event or any action by MSP which NOVA or Member determine in good faith to constitute unsound business practices or which might impose a risk of financial loss to NOVA or Member; and
                  (viii) any failure by MSP to provide appropriate sales agent support (including without limitation merchant application review, site inspection, monthly reporting, terminal support, commission payment, etc.).

            E. "Chargeback" shall mean a Transaction charged back by a Cardholder pursuant to the Rules.

            F. "Credit-Card" shall mean a (i) VISA card or other card bearing the symbol(s) of VISA U.S.A. Inc. or VISA International Inc. (including VISA Gold cards) or (ii) a MasterCard(R) card or other card bearing the symbol(s) of MasterCard International Incorporated (including MasterCard Gold cards).

            G. "Credit Card Associations" shall mean VISA U.S.A. Inc., VISA International Inc., MasterCard International Incorporated and any successor organization or association.

            H. "Interchange Fee" shall mean the charge levied and collected in accordance with the Rules with respect to Credit Card transactions.

            I. "MasterCard" shall mean MasterCard International Incorporated (a Delaware corporation).

            J. "Member" shall mean Imperial Bank (or a successor financial institution and principal member of VISA and MasterCard to whom the rights and obligations of Member hereunder may be assigned by Imperial Bank).

            K. "Merchant Agreement" shall mean a written contractual agreement (in a form approved by NOVA and Member and unaltered) executed among NOVA, Member and a Referred Merchant, as referenced in Section 2.D hereof, for services related to Credit Cards and Transactions. The form of Merchant Agreement may be changed by NOVA and Member in their sole discretion.

            L. "Merchant Services" shall mean the credit card and debit card processing services offered or provided by NOVA and Member (or their designees) pursuant to Merchant Agreements.

            M. "Merchant Operating Account" shall mean a deposit account maintained by a Referred Merchant at a FDIC-insured financial institution which is acceptable to NOVA and Member and is a member of Automated Clearing House ("ACH").

            N. "Referred Merchant" shall mean any seller of goods, services, or both, referred to NOVA and Member by MSP, and which is a party to a Merchant Agreement. During the term and subject to the provisions of this Agreement, MSP shall provide to all Referred Merchants the services described in Section 2. H below.


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

            O. "Rules" shall mean the bylaws, rules, regulations and procedures issued by a Credit Card Association or other card issuer/licensor similar to MasterCard or VISA, as such bylaws, rules, regulations and procedures may be amended or supplemented from time to time.

            P. "Sales Draft" shall mean a charge form or draft evidencing the purchase by a Cardholder of goods or services at a Referred Merchant location, by use of a Credit Card.

            Q. "Transaction" shall mean the purchase or credit by a Cardholder of goods or services at a Referred Merchant's location, by use of a Credit Card.

            R.    "VISA" shall mean VISA U.S.A. Inc. (a Delaware corporation).

      2.    MERCHANTS AND MERCHANT AGREEMENTS.

            A. Recruitment of Merchants. In accordance with the policies and procedures set forth on Schedule A hereto, MSP shall use its best efforts to locate, investigate and refer merchants MSP believes to be likely candidates for Credit Card processing relationships with NOVA and Member. MSP will market the Merchant Services offered by NOVA and Member at its own expense, in accordance with all Rules relating to third party service providers and in accordance with all policies and procedures of Member and NOVA (including without limitation the pricing terms for Referred Merchants) as such policies and procedures may be amended from time to time. Merchants referred to NOVA and Member by MSP which enter into a Merchant Agreement will have a direct business relationship with NOVA and Member, and will be subject to the terms of the applicable Merchant Agreement entered into by and among NOVA, Member and Merchant. MSP shall not be a party to any Merchant Agreement and MSP shall have no additional obligations imposed upon it by any Merchant Agreement.

            B. Trademarks and Logos. MSP will not use the name, trademarks, service marks or logos of NOVA or Member without the express prior written consent of such party. MSP acknowledges and agrees that MasterCard and VISA are the sole and exclusive owners of these respective trademarks and service marks, and that MSP will not contest the ownership of such marks. Additionally, MSP will use the VISA and MasterCard trademarks and service marks only in accordance with the Rules and after prior written approval of NOVA and Member (and the Credit Card Associations, if required). MSP acknowledges and agrees that the Credit Card Associations may at any time immediately and without advance notice prohibit MSP from using the marks of the Credit Card Association for any reason. Member must be prominently identified by name and city on any program materials describing the Merchant Services. MSP shall have no authority to permit use of the VISA or MasterCard program marks by any third party. Any solicitation material used by MSP must clearly disclose that the merchant agreement is by and among NOVA, Member and the individual merchant.


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

            C. Approval of Merchants. Member, or NOVA acting as its agent, shall review all applications submitted by prospective merchants referred by MSP. Member and NOVA each reserve the right in their sole discretion to refuse to sign a Merchant Agreement with any merchant referred by MSP.

            D. Merchant Agreements. Merchant Agreements shall be on forms provided by NOVA and Member and shall define the terms upon which NOVA and Member will provide Merchant Services to Merchant.

            E. Merchant Reserves. Upon request MSP will assist NOVA and Member in coordinating the implementation of such safeguards as NOVA or Member determine is prudent or necessary to create or require, with respect to any Referred Merchant, reserves, holdbacks, deposits or other safeguards against merchant losses. Without limitation as to additional or different safeguards, NOVA or Member may require a Referred Merchant to pay up to 100% of the funds deposited by a Referred Merchant for up to six months or more.

            F. Services Provided by NOVA. NOVA shall provide the following services on behalf of Member, to MSP and the Referred
                  Merchants:

                  i. Network Authorization 24 x 7 x 365 toll-free Network Help Desk;

                  ii. Merchant Enrollment Service, including new merchant set-up and administration of credit policy;

                  iii.  Chargeback and Retrieval Processing;

                  iv.   Collections and Fraud Monitoring Service, and

                  v. Merchant Settlement Service, including Referred Merchant statement processing and ACH file preparation (provided, however, Member shall be responsible for effecting all settlements of Transactions).

            G. Optional Services Provided by NOVA. Upon the written election of MSP, NOVA shall also provide and charge for (in accordance with Schedule B) any one or more of the following services to the Referred Merchants:

                  i. Referred Merchant Set-Up Service, including new merchant set-up kit, telephone training and re-programming assistance;

                  ii. Equipment Repair Service, including emergency swap-outs and deployment and repair service;

                  iii. Merchant Supply Fulfillment Service and equipment fulfillment service;

                  iv. 24 x 7 x 365 Customer Support including full Point of Sale ("POS") Help Desk and Settlement Support;

                  v. Training Support, including MSP sales representative training, product and service overviews and competitive selling tips; and


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

                  vi. Collateral and Marketing Materials, including merchant user guides, newsletters, product brochures and equipment templates.

            H. Services Provided by MSP. In addition to the duties of MSP described elsewhere in this Agreement, MSP shall provide the following services on behalf of NOVA and Member to the Referred Merchants:

                  i. Training. MSP shall provide to each Referred Merchant necessary training in the procedures and Rules applicable to the acceptance of Credit Cards, the operation of terminal equipment and the use of NOVA products and services. MSP shall initially train the Referred Merchants, including, when appropriate, distribution of a merchant set-up kit. MSP shall also train new employees of the Referred Merchant as necessary, at the discretion of the MSP, including method of training; provided, however, that regardless of the method of training employed by MSP, such training shall comply with the provisions of this Agreement.

                  ii. Merchant Support. MSP shall provide reasonable ongoing support to ensure Referred Merchants are continually apprised of their customer service requirements and to remedy any customer service problems encountered by such Referred Merchants. MSP shall supervise such personnel it may engage as employees or agents in activities hereunder. The responsibility for all such personnel shall be that of MSP only, including the responsibility of assuring full compliance by all such personnel with the terms and provisions of this Agreement.

            I. Excluded Types of Merchants. MSP agrees that neither MSP nor any of its affiliates, subsidiaries, or agents will actively solicit any NOVA or Member merchant, or any merchant of a NOVA subsidiary, affiliate, agent or customer for the purpose, directly or indirectly, of providing or receiving Merchant Services. MSP also agrees to follow the guidelines set forth on Schedule A with respect to soliciting and referring merchants. If MSP has any uncertainty as to whether a particular merchant is covered by these restrictions or by Schedule A, MSP will discuss the matter in good faith with NOVA prior to proposing that such merchant enter into a Merchant Agreement with NOVA and Member.

            J. Adverse Information. During the term of this Agreement MSP agrees to notify NOVA and Member promptly in writing if MSP becomes aware of any information about the insolvency or bankruptcy (voluntary or involuntary) or change in ownership or business of any Referred Merchant, or if MSP becomes aware of any other significant adverse information about noncompliance with the Rules by a Referred Merchant, or any information indicating that any Referred Merchant's acceptance of Credit Cards is other than the bona fide sale of products or services by such Referred Merchant.

            K. Advertising/Sales Materials. All advertising and/or sales materials used by MSP shall be in compliance with the Rules. NOVA and Member shall give MSP notice of any noncompliance that comes to the attention of such party.


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

            L. Information. MSP shall distribute to its sales representatives, in a timely fashion, changes in operating mode, and Rules received from NOVA or Member, that would affect the manner in which the Merchant Services are marketed by such representatives. MSP shall keep accurate records with respect to Referred Merchants' inquiries, orders, transactions and contacts which MSP makes pursuant to this Agreement. On behalf of NOVA and Member, MSP will request and use reasonable efforts to obtain and provide latest fiscal year business balance sheet and profit and loss statement on Referred Merchants and personal financial statements on principals, if requested by NOVA or Member.

      3.    COMPLIANCE WITH RULES.

            A. Registration. In connection with the services provided by MSP under this Agreement, MSP has registered and executed all applicable documents and agreements with VISA and MasterCard and is in full compliance with the Rules. MSP further agrees to the following:

                  i. maintain its registration with VISA and MasterCard and fully comply with the terms of any documents and agreements executed therewith;

                  ii. comply with all reporting requirements of MasterCard and VISA;

                  iii. promptly give written notice to NOVA and Member of the identity and location of all sales locations of MSP. MSP acknowledges and agrees it may not delegate any of its rights or obligations hereunder to any other person or entity, except pursuant to a valid assignment complying with the requirements set forth in section 9 below; and

                  iv. provide NOVA and Member with annual financial statements (i.e., balance sheet and income statements), endorsed by a duly authorized individual or principal owner of MSP certifying the accuracy of the data contained therein, by May 1 of each year.

            B. Compliance with MasterCard Rules. In accordance with the MasterCard Rules regarding member service providers, MSP acknowledges and agrees as follows:

                  i. MSP understands and agrees to comply in all respects with the MasterCard Rules (including without limitation the Rules regarding member service providers);

                  ii. MSP acknowledges and agrees that MasterCard has the right to enforce any provision of the MasterCard Rules and to prohibit any conduct by MSP that creates a risk of injury to MasterCard or that may adversely affect the integrity of MasterCard's systems, information or both. MSP agrees to refrain from taking any action that would have the effect of interfering with or preventing an exercise of such right by MasterCard; and


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

                  iii. in the event of any inconsistency between any provision of this Agreement and the MasterCard Rules, the MasterCard Rules will be afforded precedence and shall apply.

      4.    COMPENSATION TO MSP.

            A. Processing Rates and Fees. NOVA, acting on its own behalf and as Member's agent, shall pay to MSP as full consideration and compensation for the performance of all MSP's duties and obligations under this Agreement, any Referred Merchant discount revenues and/or fees collected in excess of NOVA's fees and other charges as set forth on Schedule B (hereinafter, "Compensation"). Such Compensation shall be made within thirty (30) days following the end of each month; provided, however, NOVA shall use its best efforts to make such payments within fifteen (15) days following the end of each month. (For example, Compensation payable to MSP for Referred Merchant revenues collected for March Transactions shall be paid to MSP by April 30, but NOVA will attempt to pay such revenues by April 15).

            B. Pass-Through of Certain Fees. NOVA and Member reserve the right to pass through to MSP certain fees or penalties imposed by any Credit Card Association as a result of the activities, acts or omissions of MSP. Additionally, MSP agrees to pay promptly any fees or penalties imposed by the Credit Card Associations with respect to MSP's registration as a service provider for Member. MSP acknowledges that NOVA and Member, in their discretion and in accordance with the terms of the Merchant Agreements, may pass through to Referred Merchants any fees or expenses related to implementing changes to software/hardware requirements deemed necessary by the Credit Card Associations or other service providers.

            C. Period of Compensation. Payment of Compensation to MSP with respect to a Referred Merchant shall terminate immediately upon the termination of the respective Merchant Agreement. In the event that this Agreement is terminated prior to the termination of any Merchant Agreement, NOVA shall continue to pay Compensation to MSP with respect to such Referred Merchants for so long as the respective Merchant Agreement continues in effect, except as otherwise set forth under this Agreement.

            D. Termination of Compensation. MSP's right to receive Compensation under this Agreement shall terminate immediately in the event that NOVA or Member terminates this Agreement in accordance with Section 8(A). In addition, MSP's right to receive Compensation under this Agreement shall terminate immediately in the event that, during the term of this Agreement (including any extensions or renewals hereof), following the termination of this Agreement or during the term of any Service Agreement (as defined herein) between NOVA and MSP entered into pursuant to Section 9(A) of this Agreement, MSP or any of its subsidiaries, affiliates, or agents, directly or indirectly, solicits or contacts any Referred Merchant, for the purpose, directly or indirectly, of providing or receiving Merchant Services, or otherwise encourages a Referred Merchant to terminate a Merchant Agreement with NOVA and Member.


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

      5.    DUE CARE AND LIABILITY.

            MSP hereby agrees to indemnify and hold NOVA, Member, the Credit Card Associations, the Referred Merchants and the members of the Credit Card Associations harmless from and against any claim, demand, loss, financial or otherwise, damage, liability or cost (including reasonable legal fees and expenses), caused by or in any way arising from: (i) any failure by MSP to fully comply with the Rules and all other rules, regulations, policies and procedures of NOVA, Member, MasterCard, VISA and any other similar Credit Card licensor; (ii) any breach or default by MSP of this Agreement or any other agreement between MSP and (a) NOVA, (b) Member or (c) any Referred merchant; (iii) any negligent or wrongful act of MSP in performing or failing to perform the obligations hereunder; or (iv) any termination of this Agreement pursuant to Section 8 hereunder. The obligations of MSP hereunder are not intended to cover typical credit losses (including chargebacks) incurred by NOVA or Member as a result of Referred Merchants' refusal or inability to pay, unless such credit losses are incurred by NOVA or Member as a result of any act or omission of MSP described in (i) - (iv) above. NOVA hereby agrees to indemnify and hold MSP harmless from and against any claim, demand, loss, financial or otherwise, damage, liability or cost (including reasonable legal fees and expenses), resulting primarily from the gross negligence or willful misconduct of NOVA in performing its obligations hereunder.

      6.    GENERAL.

            A. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

            B. Entire Agreement. All Schedules and Exhibits attached to this Agreement and the Rules are hereby made a part of this Agreement for all purposes. This Agreement represents the entire understanding among NOVA, MSP and Member with respect to the matters contained herein and, except as otherwise provided in this Agreement, it may be amended only by an instrument in writing signed by each of the parties hereto.

            C. No Partnership or Agency. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the parties hereto or be deemed to constitute MSP as an agent for NOVA or Member for any purpose whatsoever. MSP is an independent contractor and not an employee of NOVA or Member.

            D. Third Party Rights. This Agreement is solely for the benefit of the parties hereto and nothing herein, express or implied. shall be deemed to be for the benefit of any third party or create any third party rights or standing to sue.

            E. Notices. Any notice required or permitted under this Agreement shall be in writing and may be delivered by personal service or by U.S. certified mail, return receipt requested and postage prepaid. to the addresses of the parties set forth below, or such other addresses as may be provided by written notice to the other parties in accordance with the terms of this notice provisions. Any such notice shall be effective upon the earlier of (i) five days after deposit in the mail properly addressed and postage prepaid or (ii) actual receipt.


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If to NOVA:             NOVA Information Systems, Inc
                        One Concourse Parkway, Suite 300
                        Atlanta, Georgia  30328
                        Attention: President & Chief Operating Officer Facsimile No.: (770) 698-1046

With a copy to:   General Counsel
(which shall not        at same address
constitute notice)

If to Member:     Imperial Bank
                        2015 Manhattan Beach Boulevard
                        Redondo Beach, CA  90278
                        Attention: Joseph Jorling
                        Facsimile No.: (310) 725-4463

With a copy to:         _________________________________
                        _________________________________
                        _________________________________
                        Attention:_______________________

If to MSP:              Integrated Merchant Services, Inc.
                        110 East Atlantic Avenue 4th Floor
                        Delray Beach, FL  33444
                        Attention: Robert E. Cochran

With a copy to:   INTR
                        110 East Atlantic Avenue 4th Floor
                        Delray Beach, FL  33444
                        Attention: Matthew Cohen

            F. Dispute Resolution. Any controversy, dispute or claim arising out of, or in connection with this Agreement must be settled by final and binding arbitration to be held in Atlanta, Georgia in accordance with the rules of the American Arbitration Association ("AAA"), as may be amended from time to time (the "AAA Rules"). Judgment upon award rendered by the arbitrators may be entered in any court: (i) having jurisdiction thereof, (ii) having jurisdiction over the party against whom enforcement thereof is sought, or (iii) having jurisdiction over any such party's assets. The procedures and law applicable during the arbitration of any controversy, dispute or claim will be both the AAA Rules and the internal substantive laws of the State of Georgia (excluding, and without regard to, its or any other jurisdiction's rules concerning any conflict of laws). In any arbitration pursuant to this Agreement, the award of decision must be rendered by at least a majority of the members of an arbitration panel consisting of three (3) members, one of whom will be appointed by each of the parties hereto. All arbitrators must be persons who are not employees, agents or former employees or agents of any party. In the event that any of the parties hereto fails to appoint an arbitrator


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

                  within thirty (30) days after submission of the dispute to arbitration, such arbitrator will be appointed by the AAA in accordance with the AAA Rules.

            G. Force Majeure. Neither party shall be liable to the other for any failure or delay in its performance of this Agreement in accordance with its terms if such failure or delay arises out of causes beyond the control and without the fault or negligence of such party.

            H. Waiver. Any waiver or delay by any party hereto in asserting or exercising any right, shall not constitute a waiver of any further or other rights of said party. If any part of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.

            I. Attorney's Fees. In the event any party hereto is determined, in connection with a final and binding arbitration pursuant to
                  Section 6.F above, to have breached this Agreement, then the non-defaulting party shall be entitled to recover expenses incurred in enforcing the provisions of this Agreement, including reasonable attorneys' fees and costs.

            J. Severability. If any provision of this Agreement is found illegal, invalid or unenforceable, such finding will not affect any other provision hereunder. This Agreement shall be deemed modified to the extent necessary to render enforceable the provisions hereunder, and to comply with the Rules.

      7. TERM OF AGREEMENT. The term of this Agreement shall be for a period of three (3) years commencing from the date of this Agreement. Thereafter, this Agreement shall renew automatically for additional successive one-year terms, unless any party hereto provides the other parties written notice of intent not to renew this Agreement at least ninety (90) days prior to the expiration of the then current term. The terms of this Agreement shall remain in force with respect to all Transactions processed hereunder and all Chargebacks, fees and liabilities relative thereto.

      8.    TERMINATION.

            A. Termination for Cause. Any party hereto may terminate this Agreement upon a material breach or default hereunder by another party if such default is not cured within (30) days of receipt of written notice thereof from the non-breaching party. NOVA or Member may also terminate this Agreement at any time for Cause. This Agreement shall terminate automatically upon the occurrence of either of the following: (i) the termination of Member's MasterCard and VISA licenses and membership; (ii) the termination of the NOVA/Member Agreement (provided, NOVA will attempt to give MSP at least sixty (60) days notice prior to termination), or (iii) the termination by MasterCard or VISA of MSP's registration as a third party service provider for Member.

            B. Other Termination. NOVA or Member may, at its option, terminate this Agreement immediately without notice to MSP in the event of any one of the following events:


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

                  i. the filing of a bankruptcy petition, insolvency, inability to meet its debts (in the ordinary course of business) or dissolution of MSP;

                  ii. MSP making an assignment by MSP for the benefit of its creditors or an offer of settlement or extension to its creditors generally;

                  iii. the appointment of a trustee, conservator, receiver or similar fiduciary for MSP or for substantially all of MSP's assets; or

                  iv. the occurrence of any material adverse change in the nature or conduct of the business of MSP as carried on at the date hereof.

            C. Certain Post-Termination Rights. In the event of termination of this Agreement, NOVA and Member shall have the right, in addition to the other rights and remedies under this Agreement and at law and in equity, to exercise a right of set-off against Compensation or any other monies otherwise due to MSP under this Agreement, for any amounts due to NOVA or Member under this Agreement, and, in the event of termination of this Agreement for cause, any damages suffered by NOVA or Member hereunder and at law, then owing or which may thereafter become owing. No termination of this Agreement shall affect any Merchant Agreement that is in effect as of the time of termination. After termination, MSP agrees to cooperate in all reasonable respects with NOVA and Member throughout the remaining term of each Merchant Agreement. MSP agrees that neither MSP nor its affiliates, subsidiaries, or agents will, directly or indirectly, solicit or contact any Referred Merchant, for the purpose, directly or indirectly, of providing or receiving Merchant Services, or otherwise encourage any Referred Merchant to terminate a Merchant Agreement in force with NOVA or Member for any reason after the termination of this Agreement. Sections 4, 5, 6, 8.C, 10, 11, and 12 shall survive termination of this Agreement.

      9.    OPTION.

            A. Service Agreement. NOVA shall have the option, in its sole discretion, to offer to enter into a servicing only agreement ("Service Agreement") with MSP following termination of this Agreement in order to enable MSP to continue servicing the Referred Merchants and receive fees for such servicing responsibilities. MSP shall have the right to decline any such offer by NOVA to enter into a Service Agreement. Should NOVA elect to exercise such option, NOVA and MSP shall negotiate in good faith as to the terms and conditions of said Service Agreement.

            B. Compensation Buy-Out. NOVA shall have the option, in its sole discretion, to offer to make a one-time payment to MSP to buy out MSP's rights to receive Compensation for a Referred Merchant or group of Referred Merchants under this Agreement (the "Residual Buy-Out Payment"). NOVA may exercise such option at any time during the term of this Agreement or following termination of this Agreement. MSP shall have the right to decline any such offer by NOVA to make a Residual Buy-Out Payment.


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

                  In the event that NOVA exercises such option, NOVA shall, in its sole discretion, determine the amount of the Residual Buy-Out Payment. Generally the Residual Buy-Out Payment will fall within the range of twelve (12) to twenty-four (24) times the average monthly Compensation based upon NOVA's review of a number of factors including, but not limited to, the number and type of Referred Merchants, the number of Transactions and the average ticket amount for each Referred Merchant for the preceding twelve (12) month period, the volume for each Referred Merchant for the preceding twelve (12) month period; the number of years the Referred Merchant(s) has processed with NOVA; and any periods of inactivity the Referred Merchant(s) has experienced during certain months of the year. MSP acknowledges and agrees that this list of factors is not exclusive and that the determination to buy out MSP's rights to receive Compensation for a Referred Merchant or group of Referred Merchants, as well as the determination of the Residual Buy-Out Payment, are within NOVA's sole discretion.

            C. Non-Solicitation Agreement. NOVA's entering into a Service Agreement or making a Residual Buy-Out Payment to MSP pursuant to this Section are contingent upon MSP entering into a non-solicitation agreement ("Non-Solicitation Agreement") with NOVA that shall provide that, for a period of five (5) years from the date of execution of the Non-Solicitation Agreement neither MSP nor any of its affiliates, subsidiaries, or agents shall, directly or indirectly, solicit or contact any Referred Merchant, for the purpose, directly or indirectly, of providing or receiving Merchant Services.

      10. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Notwithstanding the foregoing sentence, however, this Agreement may not be assigned by MSP without the prior written consent of NOVA and Member, and the receipt of all required consents from the Credit Card Associations.

      11. CONFIDENTIALITY. MSP, NOVA and Member each agree that it will retain in strictest confidence all information and data belonging to or relating to the business of the other parties to this Agreement, which is designated confidential by the party to which such information or data belongs or relates (including without limitation the terms of this Agreement and information related to Referred Merchants), and that each party will safeguard such information and data by using the same degree of care and discretion that it uses with its own data that such party regards as confidential.

      12.   NON-SOLICITATION.

            A. Referred Merchants. During the term of this Agreement (including any extensions or renewals hereof), following the termination of this Agreement, and during the term of any Service Agreement between NOVA and MSP entered into pursuant to Section 9(A) of this Agreement, neither MSP nor its affiliates, subsidiaries, or agents shall, directly or indirectly, solicit or contact any Referred Merchant, for the purpose, directly or indirectly, of providing or receiving Merchant Services, or otherwise encourage a Referred Merchant to terminate a Merchant Agreement with NOVA and Member.


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

            B. Employees. During the term of this Agreement (including any extensions or renewals hereof), and during the term of any Service Agreement between NOVA and MSP entered into pursuant to Section 9(A) of this Agreement, MSP shall not solicit or make any offer of employment at MSP to any employee of NOVA without the prior written consent of NOVA.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Accepted this 28 day of January, 2000    MSP: Integrated Merchant Services, Inc.


                                              By: /s/
                                                  ------------------------------
                                              Title: President
                                              Date: 1/28/00


Accepted this __ day of _______, 2000    NOVA INFORMATION SYSTEMS, INC.


                                              By: /s/
                                                  ------------------------------
                                              Title:
                                              Date: 2/22/00


Accepted this __ day of _______, 2000    IMPERIAL BANK


                                              By: /s/
                                                  ------------------------------
                                              Title: VP
                                              Date: 3/3/00


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